                                  EXHIBIT 23





                        INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Stockholders
Strategic Distribution, Inc.:


We consent to incorporation by reference in the registration statements
(No. 33-57578, No. 333-01715 and No. 333-06973) on Form S-8 of Strategic
Distribution, Inc. of our report dated March 24, 1997 relating to the consolidated balance sheets of Strategic Distribution, Inc. and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, appearing on page F-2 in this Annual Report on Form 10-K.



                                       KPMG PEAT MARWICK LLP



Stamford, Connecticut
March 26, 1997